Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 3, 2011, is entered into by and among WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, in its capacity as agent for the Lenders and Bank Product Providers (in such capacity “Agent”), STREAM GLOBAL SERVICES, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries signatory hereto (such Subsidiaries, together with Parent, each individually a “Loan Party,” and individually and collectively, jointly and severally, the “Loan Parties”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A. The Lenders, Agent and the Borrowers (as defined therein) have previously entered into that certain Credit Agreement, dated as of October 1, 2009 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers.

B. The Loan Parties have formed the following Subsidiaries: SGS Netherlands CV (“SGS CV”), Stream Global Services LLC (“Stream LLC”), Stream Global Services Hong Kong Limited (“Stream HK”), Stream (Suzhou) Information Consulting Co. Limited (China) (“WFOE”) and Suzhou SiJun Information Services Co., Ltd. (“VIE”).

C. The Loan Parties have requested that the Lenders modify certain provisions of the Credit Agreement and the other Loan Documents.

D. The Required Lenders are willing to provide the requested modifications on the terms and conditions set forth herein and the Required Lenders, Agent and the Loan Parties now wish to modify the Loan Documents on the terms and conditions set forth herein.

E. The Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender Group’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a) Section 4.25 of the Credit Agreement is hereby amended by adding the following clause (c) to the end of such section:

“(c) Each of Stream HK, SGS CV and Stream LLC is a holding company and none of Stream HK, SGS CV or Stream LLC has any material liabilities, owns any material assets or engages in any operations or business, other than (i) the ownership of its Subsidiaries, (ii) holding funds (including the proceeds of Permitted Intercompany Advances) to be used to acquire assets to be invested in WFOE, VIE and/or any other Chinese Entity, (iii) the acquisition of assets to be invested in WFOE and/or VIE, and the negotiation, execution, delivery and performance of contractual obligations with respect to any such acquisition or Investment, (iv) the Investment of such assets in WFOE, VIE and/or any other Chinese Entity, and (v) activities incidental to any of the foregoing; provided that, from and after the date, if any, on which Stream HK, SGS CV or Stream LLC becomes a Loan Party pursuant to Section 5.12, this Section 4.25(c) shall automatically and immediately cease to apply to Stream HK, SGS CV or Stream LLC, as applicable.”

(b) Section 5.12 of the Credit Agreement is hereby amended by adding the following to the end of such section:

“If, at any time during the term of this Agreement, any of Stream HK, SGS CV or Stream LLC shall own or shall have acquired and hold assets having a value in excess of $250,000, then, upon written request of Agent, notwithstanding Section 5.11, Stream HK, SGS CV or Stream LLC, as applicable, shall execute and deliver to Agent a Foreign Guaranty and a Foreign Security Agreement (or, in the case of Stream LLC, a joinder to the Guaranty and the Security Agreement); provided that, in determining whether such $250,000 threshold has been met, there shall be excluded from such determination (i) the value of any Subsidiary of any such Person, (ii) the amount of funds held by Stream HK, SGS CV or Stream LLC to purchase assets to be invested in WFOE, VIE and/or any other Chinese Entity, so long as such funds are used promptly to acquire such assets and such assets are, thereafter, promptly invested in WFOE, VIE and/or any other Chinese Entity, and (iii) the value of any such assets purchased by Stream HK, SGS CV or Stream LLC, so long as such assets are invested in WFOE, VIE and/or any other Chinese Entity promptly.”

(c) Section 6.9 of the Credit Agreement is hereby amended by (i) deleting “; and” at the end of clause (b) thereof, (ii) deleting clause (c) thereof, and (iii) inserting the following new clauses (c), (d) and (e) immediately following clause (b) thereof:

“(c) each Subsidiary of Parent may make distributions and dividends to its parent entity; provided that, if the parent entity of such Subsidiary is not a Loan Party, (i) such distributions and dividends are promptly distributed or dividended to a Loan Party, or (ii) the amount of such distributions and dividends is transferred or credited to a Loan Party in connection with transfer pricing arrangements or in any other manner acceptable to Agent in the exercise of its Permitted Discretion;

(d) Parent may repurchase the Warrants so long as (i) the aggregate amount expended for all such repurchases does not exceed $10,000,000, (ii) Excess Availability plus Qualified Cash during each of the 120 days immediately prior to, and immediately after giving effect to, each such repurchase equals or exceeds $50,000,000, and (iii) on a pro forma basis after giving effect to each such repurchase, Parent and its Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 1.1:1.0 for the four fiscal quarter period ended immediately prior to such repurchase; and

(e) Parent may make other Restricted Junior Payments so long as (i) the aggregate amount expended for all such Restricted Junior Payments does not exceed $15,000,000 and (ii) Excess Availability plus Qualified Cash immediately prior to, and immediately after giving effect to, each such repurchase equals or exceeds $20,000,000.”

(d) Section 6.11(b) of the Credit Agreement is hereby amended and restated as follows:

“(b) Other than (i) an aggregate amount of not more than $50,000 at any one time, in the case of Parent and its Subsidiaries (other than those Subsidiaries that are CFCs), (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s and its Subsidiaries’ employees, and (iii) an aggregate amount of not more than $20,000,000 (calculated at the then current Exchange Rate) at any one time, in the case of Subsidiaries of Parent that are CFCs, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts (in each case to the extent constituting Collateral) unless Parent or one of its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as provided in Section 6.11(b)(i), (ii) and (iii), Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account (in each case to the extent constituting Collateral) unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.”

(e) Section 6.14 of the Credit Agreement is hereby amended by adding the following clause (c) to the end of such section:

“(c) Permit any of Stream HK, SGS CV or Stream LLC to incur any liabilities, own any assets or engage in any operations or business, other than (i) the ownership of their Subsidiaries, (ii) holding funds (including the proceeds of Permitted Intercompany Advances) to be used to acquire assets to be invested in WFOE, VIE and/or any other Chinese Entity, (iii) the acquisition of assets to be invested in WFOE, VIE and/or any other Chinese Entity, and the negotiation, execution, delivery and performance of contractual obligations with respect to any such acquisition or Investment, (iv) the Investment of such assets in WFOE, VIE and/or any other Chinese Entity promptly, and (v) and activities incidental to any of the foregoing; provided that, from and after the date, if any, on which Stream HK, SGS CV or Stream LLC becomes a Loan Party pursuant to Section 5.12, this Section 6.14(c) shall automatically and immediately cease to apply to Stream HK, SGS CV or Stream LLC, as applicable.”

(f) The definition of “Investments” set forth on Schedule 1.1 to the Credit Agreement is hereby amended by inserting at the end of such definition the following new sentence:

“For the avoidance of doubt, the repayment, repurchase or acquisition by Parent or any of its Subsidiaries of its own Stock or other securities as permitted by Section 6.9 of the Agreement is not an Investment.”

(g) The definition of “Permitted Indebtedness” set forth on Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the phrase “, and” at the end of clause (o) thereof, (ii) replacing the period at the end of clause (p) thereof with a semi-colon, and (iii) inserting the following new clause (q):

“(q) Indebtedness owed (i) to or for the account of any issuer of a Chinese Letter of Credit in an aggregate amount not to exceed $1,100,000 at any time outstanding, and (ii) by any Chinese Entity to any Chinese Entity Lender in an aggregate principal amount not to exceed $1,000,000.”

(h) The definition of “Permitted Intercompany Advances” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

““Permitted Intercompany Advances” means (a) loans made by (i)(A) a U.S. Loan Party to another U.S. Loan Party (other than Parent), (B) a Foreign Loan Party to another Foreign Loan Party so long as the parties thereto are party to the Intercompany Subordination Agreement, or (C) a Foreign Loan Party to a U.S. Loan Party (other than Parent) so long as the parties thereto are party to the Intercompany Subordination Agreement, (ii) a non-Loan Party to another non-Loan Party, (iii) a non-Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (iv) a Loan Party to a non-Loan Party so long as (A) the principal amount of such loans does not exceed $5,000,000 outstanding at any one time, (B) no Event of Default has occurred and is continuing or would result therefrom, and (C) the Borrowers have Excess Availability plus Qualified Cash of $50,000,000 or greater immediately after giving effect to each such loan, and (v) a Loan Party to Stream HK so long as (A) the principal amount of such loans does not exceed $4,000,000 outstanding at any one time, (B) no Event of Default has occurred and is continuing or would result therefrom, and (C) the Borrowers have Excess Availability plus Qualified Cash of $50,000,000 or greater immediately after giving effect to each such loan, and (b) advances made by any Loan Party to a Subsidiary of a Loan Party against or in respect of transfer pricing payments.”

(i) Clause (l) of the definition of “Permitted Investments” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(l) Investments in the form of capital contributions and the acquisition of Stock made by (a)(i) a U.S. Loan Party in another U.S. Loan Party (other than Parent), (ii) a Foreign Loan Party in another Foreign Loan Party, (iii) a Foreign Loan Party in a U.S. Loan Party (other than Parent), (b) a non-Loan Party in another non-Loan Party, (c) a non-Loan Party in a Loan Party, (d) a Loan Party in a non-Loan Party (other than Stream HK) so long as (i) the aggregate amount of all such Investments plus the outstanding principal amount of any loans permitted under clause (a)(iv) of the definition of Permitted Intercompany Advances does not exceed $5,000,000 outstanding at any one time, (ii) no Event of Default has occurred and is continuing or would result therefrom, and (iii) the Borrowers have Excess Availability plus Qualified Cash of $50,000,000 or greater immediately after giving effect to each such Investment, or (e) a Loan Party in Stream HK so long as (i) the aggregate amount of all such Investments plus the outstanding principal amount of any loans permitted under clause (a)(v) of the definition of Permitted Intercompany Advances does not exceed $9,000,000 outstanding at any one time (provided that any Investment in Stream HK in excess of $4,000,000 when combined with the outstanding principal amount of any loans permitted under clause (a)(v) of the definition of Permitted Intercompany Advances shall reduce the aggregate amount of Investments permitted under clause (d)(i) herein by such amount in excess of $4,000,000; provided, further, that the aggregate amount of Investments by Loan Parties in non-Loan Parties, including Stream HK, permitted under this clause (l) shall not exceed $9,000,000 at any one time), (ii) no Event of Default has occurred and is continuing or would result therefrom, and (iii) the Borrowers have Excess Availability plus Qualified Cash of $50,000,000 or greater immediately after giving effect to each such Investment,”

(j) Clause (o) of the definition of “Permitted Investments” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(o) [Reserved];”

(k) The definition of “Permitted Liens” set forth on Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the phrase “, and” at the end of clause (v) thereof, (ii) replacing the semi-colon at the end of clause (w) thereof with the phrase “, and”, and (iii) inserting the following new clause (x):

“(x) Liens on (A) cash or Cash Equivalents (or a combination thereof); provided that (a) the aggregate amount or value, as applicable, thereof does not exceed $1,100,000, and (b) such cash and Cash Equivalents are utilized solely as cash collateral with respect to obligations arising under or in connection with one or more Chinese Letters of Credit, and (B) any Deposit Accounts or Securities Accounts in which any cash and Cash Equivalents described in clause (A) are held or credited;”

(l) Schedule 1.1 of the Credit Agreement is hereby amended by adding, or amending, as applicable, the following defined terms in proper alphabetical order:

“Chinese Entity” shall mean any of (i) WFOE, (ii) VIE, or (iii) any other entity formed by Parent or any of its Subsidiaries under the laws of China subsequent to the date of the First Amendment.

“Chinese Entity Lender” means any Person (or group or syndicate of Persons) that makes, or commits or otherwise agrees to make, loans or other extensions of credit to one or more Chinese Entities.

“Chinese Letter of Credit” means any standby letter of credit issued by any Person to or for the benefit of any Chinese Entity Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered to Agent by the Parent’s Chief Financial Officer, Treasurer, or Senior Vice President – Global Finance.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of June 3, 2011, by and among the Loan Parties, the Required Lenders party thereto and Agent.

“SGS CV” means SGS Netherlands CV, a Netherlands limited partnership.

“Stream HK” means Stream Global Services Hong Kong Limited, a private company limited by shares organized under the laws of Hong Kong.

“Stream LLC” means Stream Global Services LLC, a Delaware limited liability company.”

“VIE” means Suzhou SiJun Information Services Co., Ltd., a People’s Republic of China limited liability company.

“WFOE” means Stream (Suzhou) Information Consulting Co. Limited (China), a People’s Republic of China limited liability company.”

(m) Schedule 5.2 to the Credit Agreement is hereby amended by deleting clause (h) in its entirety and replacing it with the following:

“(h) with the delivery of the Compliance Certificate for such quarter, copies of (i) new Material Contracts, (ii) amendments to existing Material Contracts entered into by any Loan Party, and (iii) a report detailing (A) the Loan Parties’ Investments in Stream HK and (B) Stream HK’s Investments in WFOE, VIE and/or any other Chinese Entity.”

(n) The definition of “Excluded Assets” set forth in Section 1(w) of the Security Agreement is hereby amended by (i) deleting the phrase “; and” after clause (viii) thereof, (ii) replacing the period at the end of clause (ix) thereof with a semi-colon, and (iii) inserting the following new clause (x):

“(x) (A) cash or Cash Equivalents (or a combination thereof); provided that (a) the aggregate amount or value, as applicable, thereof does not exceed $1,100,000, and (b) such cash and Cash Equivalents are utilized solely as cash collateral with respect to obligations arising under or in connection with one or more Chinese Letters of Credit, and (B) any Deposit Accounts or Securities Accounts in which any cash and Cash Equivalents described in clause (A) are held or credited;”

2. Limited Waivers.

(a) Notwithstanding any requirement contained in the Credit Agreement, including Section 5.11 therein, or in any other Loan Document to join any newly formed Subsidiary as a Guarantor and cause such Subsidiary to pledge its assets as security for the Obligations, subject to (i) the prior satisfaction of each of the conditions precedent set forth in Section 3 below to the effectiveness of this Amendment, and (ii) the last sentence of Section 5.12 of the Credit Agreement (as amended hereby), the Required Lenders hereby waive compliance with (A) Section 5.11 of the Credit Agreement with respect to SGS CV, Stream LLC, Stream HK, WFOE, VIE and any other Chinese Entity (as defined below), (B) any provision of any Loan Document that would require SGS CV, Stream LLC, Stream HK, WFOE, VIE or any other Chinese Entity to become a Loan Party or to grant security interests in, or otherwise pledge, any of its assets or properties to secure the Obligations or any portion thereof, and (C) any representation, warranty, covenant or other provision of any Loan Document (including, without limitation, Section 21 of any Guaranty) that has been or is breached or violated as a result of the failure of any of SGS CV, Stream LLC, Stream HK, WFOE, VIE or any other Chinese Entity to comply with any requirement in any Loan Document that would require SGS CV, Stream LLC, Stream HK, WFOE, VIE or any other Chinese Entity to become a Loan Party or to grant security interests in, or otherwise pledge, any of its assets or properties to secure the Obligations or any portion thereof. For purposes of this Amendment, “Chinese Entity” shall mean any of (i) WFOE, (ii) VIE, or (iii) any other entity formed by Parent or any of its Subsidiaries under the laws of China subsequent to the date of this Amendment.

(b) Subject to the prior satisfaction of each of the conditions precedent set forth in Section 3 below to the effectiveness of this Amendment, the Required Lenders hereby waive any failure to comply with Section 6.9 of the Credit Agreement or any other provision (including any representation or warranty) contained in any Loan Document resulting from any repurchase of Warrants so long as all such repurchases comply or complied with Section 6.9 of the Credit Agreement as amended hereby.

(c) Subject to the prior satisfaction of each of the conditions precedent set forth in Section 3 below to the effectiveness of this Amendment, the Required Lenders hereby waive any failure by Parent or any of its Subsidiaries on or before the effectiveness of this Amendment to comply with Section 6.11(b) of the Credit Agreement or any other provision (including any representation or warranty)

contained in any Loan Document resulting from the failure by Parent or any of its Subsidiaries to comply with the requirements of such section, and

(d) The waivers set forth in Section 2(a), Section 2(b) and Section 2(c) will be limited precisely as written and will not be deemed (i) to be an amendment, consent or waiver of any other term or condition of the Credit Agreement or the other Loan Documents, (ii) to prejudice any right or remedy which the Lender Group may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents (after giving effect to this Amendment), or (iii) to be a consent to any future amendment, consent or waiver or departure from the terms and conditions of the Credit Agreement or the other Loan Documents.

3. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent in its Permitted Discretion, before this Amendment is effective.

(a) Amendment. This Amendment, fully executed.

(b) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent in its Permitted Discretion.

Agent shall promptly notify Parent that this Amendment has become effective.

4. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) Authority. Each Loan Party has the requisite organizational power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as modified hereby) to which it is a party. The execution, delivery and performance by each Loan Party of this Amendment have been duly approved by all necessary organizational action and no other organizational proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by the Loan Parties. This Amendment and each Loan Document (as modified hereby) is the legal, valid and binding obligation of the Loan Parties party thereto, enforceable against each Loan Party party thereto in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

(c) Representations and Warranties. After giving effect to the provisions of this Amendment, the representations and warranties of the Borrowers or their respective Subsidiaries contained in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(d) No Default. After giving effect to the provisions of this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile, pdf or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(b) Except as specifically modified above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Lender Group and Bank Product Providers, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement or any other Loan Document, after giving effect to this Amendment, such terms and conditions are hereby deemed amended accordingly to reflect the terms and conditions of the Credit Agreement and such other Loan Documents as modified hereby.

8. Ratification. The Loan Parties hereby ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the Loan Documents, as modified hereby, effective as of the date hereof.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Acknowledgment by Guarantors. In connection with this Amendment, each of the undersigned, being a Guarantor under its respective Guaranty, hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

PARENT / U.S. BORROWER / GUARANTOR:

STREAM GLOBAL SERVICES, INC.,
a Delaware corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Chief Executive Officer and President

(First Amendment to Credit Agreement)

U.S. BORROWERS / GUARANTORS:

STREAM HOLDINGS CORPORATION,
a Delaware corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Chief Executive Officer and President

(First Amendment to Credit Agreement)

STREAM INTERNATIONAL INC.,
a Delaware corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Chief Executive Officer and President

(First Amendment to Credit Agreement)

STREAM NEW YORK INC.,
a Delaware corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Chief Executive Officer and President

(First Amendment to Credit Agreement)

STREAM GLOBAL SERVICES-US, INC.,
a Delaware corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Chief Executive Officer and President

(First Amendment to Credit Agreement)

STREAM GLOBAL SERVICES-AZ, INC.,
an Arizona corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Chief Executive Officer and President

(First Amendment to Credit Agreement)

STREAM INTERNATIONAL EUROPE B.V.,
a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Director

(First Amendment to Credit Agreement)

FOREIGN BORROWERS / GUARANTORS:

SGS NETHERLANDS INVESTMENT CORPORATION B.V.,
a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Director

By:	/s/ Matthew A. Ebert
Name: Matthew A. Ebert
Title: Director

(First Amendment to Credit Agreement)

STREAM INTERNATIONAL SERVICE EUROPE B.V.,
a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Director

(First Amendment to Credit Agreement)

STREAM INTERNATIONAL CANADA INC.,
an Ontario corporation

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: President and Chief Executive Officer

(First Amendment to Credit Agreement)

GUARANTORS:

STREAM INTERNATIONAL (N.I.) LIMITED,
a Northern Ireland private limited company

By:	/s/ Kathryn V. Marinello
Name: Kathryn V. Marinello
Title: Director

(First Amendment to Credit Agreement)

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability corporation,
as Agent and on behalf of the Required Lenders at their request

By:	/s/ Paul G. Chao
Name: Paul G. Chao
Title: Senior Vice President

(First Amendment to Credit Agreement)